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                                                                    EXHIBIT 99.4

                               OFFER TO EXCHANGE
                     9 3/4% SENIOR NOTES DUE 2007, SERIES B
                          FOR ANY AND ALL OUTSTANDING
                          9 3/4% SENIOR NOTES DUE 2007
                                       OF
                          AMERICAN LAWYER MEDIA, INC.
           UNCONDITIONALLY GUARANTEED ON A SENIOR UNSECURED BASIS BY
       ALM COUNSEL CONNECT INC., ALM IP, LLC, ALM, LLC, COUNSEL CONNECT,
  COUNSEL CONNECT, LLC, LAW JOURNAL EXTRA, INC., LEGALTECH, LLC, NATIONAL LAW
                                   PUBLISHING
       COMPANY, INC., THE NEW YORK LAW PUBLISHING COMPANY, NLP IP COMPANY
                         AND PPC PUBLISHING CORPORATION

To Our Clients:

    We are enclosing herewith a Prospectus dated             , 1998 (as amended
and supplemented from time to time, the "Prospectus") of American Lawyer Media, Inc., a Delaware corporation (the "Company"), and the related Letter of Transmittal (as amended and supplemented from time to time, the "Letter of Transmittal") which together constitute the offer of the Company (the "Exchange Offer") to exchange $1,000 principal amount of its 9 3/4% Senior Notes due 2007, Series B (the "Exchange Notes"), registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a registration statement of which the Prospectus is a part, for each $1,000 principal amount of its outstanding
9 3/4% Senior Notes due 2007 (the "Old Notes") of which $175,000,000 aggregate principal amount is outstanding. Capitalized terms not defined herein have the meanings given to such terms in the Prospectus.

    PLEASE NOTE THAT THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY
TIME, ON             , 1998, UNLESS EXTENDED.

    The Exchange Offer is not conditioned upon any minimum number of Old Notes being tendered.

    We are the participants in the book-entry transfer facility of Old Notes held by us for your account. A tender of such Old Notes can be made only by us as the participant in the book-entry transfer facility and pursuant to your instructions. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Old Notes held by us for your account.

    We request instructions as to whether you wish to tender any or all of the Old Notes held by us for your account pursuant to the terms and conditions of the Exchange Offer. We also request that you confirm that we may on your behalf make the representations contained in the Letter of Transmittal that are to be made with respect to you as beneficial owner.

    Pursuant to the Letter of Transmittal, each Holder will represent to the Company that (i) the Exchange Notes are to be acquired by the Holder or the person receiving such Exchange Notes, whether or not such person is the Holder, in the ordinary course of business, (ii) the Holder or any such other person (other than a broker-dealer referred to in the next sentence) is not engaging and does not intend to engage, in distribution of the Exchange Notes, (iii) the Holder or any such other person has no arrangement or understanding with any person to participate in the distribution of the Exchange Notes, (iv) neither the Holder nor any such other person is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act, and (v) the Holder or any such other person acknowledges that if such Holder or any other person participates in the Exchange Offer for the purpose of distributing the Exchange Notes it must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the Exchange Notes and cannot rely on those no-action letters.
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    Each Participating Broker-Dealer that receives Exchange Notes for its own account in exchange for Old Notes must acknowledge that it (i) acquired the Old Notes for its own account as a result of market-making activities or other trading activities, (ii) has not entered into any arrangement or understanding with the Company or any "affiliate" of the Company (within the meaning of the Rule 405 under the Securities Act) to distribute the Exchange Notes to be received in the Exchange Offer and (iii) will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes. By acknowledging that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes, such broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

                                          Very truly yours,
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                                 INSTRUCTION TO
                   BOOK-ENTRY TRANSFER PARTICIPANT FROM OWNER
                                       OF
                          AMERICAN LAWYER MEDIA, INC.
                          9 3/4% SENIOR NOTES DUE 2007

                                     SIGN HERE

To Participant of the Book-Entry Transfer Facility:

    The undersigned hereby acknowledges receipt of the Prospectus dated
           , 1998 (the "Prospectus") of American Lawyer Media, Inc. (the "Company") and a related Letter of Transmittal (which together constitute the "Exchange Offer"). Capitalized terms not defined herein have the meanings assigned to such terms in the Prospectus.

    This will instruct you, the book-entry transfer facility participant, as to the action to be taken by you relating to the Exchange Offer with respect to the Old Notes held by you for the account of the undersigned.

    The aggregate face amount of the Old Notes held by you for the account of the undersigned is (fill in amount):

    $         of the 9 3/4% Senior Notes Due 2007.

    With respect to the Exchange Offer, the undersigned hereby instructs you (check appropriate statement):
    A. ____________ To TENDER the following Old notes held by you for the account of the undersigned (insert principal amount of Old Notes to be tendered):
    $_________(1) of the 9 3/4% Senior Notes Due 2007, and not to tender other Old Notes, if any, held by you for the account of the undersigned;

    OR
    B. ____________ NOT to tender any Old Notes held by you for the account of the undersigned.

    If the undersigned instructs you to tender the Old Notes held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations, that Pursuant to the Letter of Transmittal, each Holder will represent to the Company that (i) the Exchange Notes are to be acquired by the Holder or the person receiving such Exchange Notes, whether or not such person is the Holder, in the ordinary course of business, (ii) the Holder or any such other person (other than a broker-dealer referred to in the next sentence) is not engaging and does not intend to engage, in distribution of the Exchange Notes, (iii) the Holder or any such other person has no arrangement or understanding with any person to participate in the distribution of the Exchange Notes, (iv) neither the Holder nor any such other person is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act, and (v) the Holder or any such other person acknowledges that if such Holder or any other person participates in the Exchange Offer for the purpose of distributing the Exchange Notes it must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the Exchange Notes and cannot rely on those no-action letters.

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(1)Must be in integral multiples of $1,000.
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    Each Participating Broker-Dealer that receives Exchange Notes for its own account in exchange for Old Notes must acknowledge that it (i) acquired the Old Notes for its own account as a result of market-making activities or other trading activities, (ii) has not entered into any arrangement or understanding with the Company or any "affiliate" of the Company (within the meaning of the Rule 405 under the Sec urities Act) to distribute the Exchange Notes to be received in the Exchange Offer and (iii) will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes. By acknowledging that it will deliver and by delivering a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes, the undersigned will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.
Name of beneficial owner(s):  __________________________________________________
Signature(s):  _________________________________________________________________
Name(s) (please print):  _______________________________________________________
Address:  ______________________________________________________________________
                                                                      (zip code)
Telephone Number:  _____________________________________________________________
                   (area code)

Taxpayer identification or Social Security Number:
Date:  ______________________________________________